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                                                                    EXHIBIT 23.2


The General Partners of
Windsor Park Properties 6,
A California Limited Partnership
c/o  The Windsor Corporation
6160 South Syracuse Way
Greenwood Village, Colorado 80111


We hereby consent to the use of our name and to the description of our opinion letter, dated November 15, 1999, under the caption "Fairness Opinion" in, and to the inclusion of such opinion letter as Appendix A to, the Consent Solicitation Statement filed as part of the Proxy Statement on Schedule 14A of Windsor Park Properties 6, A California Limited Partnership ("WPP 6"). In addition, we hereby consent to the inclusion of our opinion letter as an exhibit to WPP 6's Transaction Statement on Schedule 13E-3 and the incorporation by reference of information relating to us into such Transaction Statement from WPP 6's Proxy Statement.


                                     LEGG MASON WOOD WALKER, INCORPORATED


                                     By: /s/  Thomas E. Robinson
                                        _______________________________
                                         Thomas E. Robinson
                                         Managing Director